Exhibit 10.29

ASSIGNMENT OF CONTRACT

This ASSIGNMENT OF CONTRACT (the “Assignment”) is made and entered into this     day of January, 2006 by INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation (“Assignor”) and MB SUGAR LAND GILLINGHAM LIMITED PARTNERSHIP, an Illinois limited partnership (“Assignee”).

Assignor does hereby sell, assign, transfer, set over and convey unto Assignee all of its right, title and interest as Purchaser under that certain Contract of Sale and Purchase dated as of August 12, 2005, as amended, and entered into by 1410 Gillingham, Ltd., a Texas limited partnership, as Seller and Assignor, as Purchaser (collectively, the “Agreement”), respect to the sale and purchase of the property described by the Agreement, located in Sugar Land, Texas.

Assignor represents and warrants that it is the Purchaser under the Agreement, and that it has not sold, assigned, transferred, or encumbered such interest in any way to any other person or entity. By acceptance hereof, Assignee accepts the foregoing Assignment and agrees, from and after the date hereof, to (i) perform all of the obligations of Purchaser under the Agreement, and (ii) indemnify, defend, protect and hold Assignor harmless from and against all claims and liabilities arising under the Agreement.

ASSIGNOR:

INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation,

By:	/s/ Karen Kautz
Name:	Karen Kautz
Title:	Vice-President

ASSIGNEE:

MB SUGAR LAND GILLINGHAM LIMITED PARTNERSHIP, an Illinois limited partnership

By:	MB Sugar Land Gillingham GP, L.L.C., a Delaware limited liability company, its general partner

	By:	Minto Builders (Florida), Inc., a Florida corporation, its sole member

		By:	/s/ Derra A. Palmer
		Name:	Derra A. Palmer
		Title:	Assistant Secretary